           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. ________                                 Number of Shares: _________
                                                     (subject to adjustment)
Date of Issuance: __________

                               Media Metrix, Inc.

                          Common Stock Purchase Warrant

                               (Void after_______)

      Media Metrix, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that __________________________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before October 14, 1999 at not later than 5:00 p.m. (New York City time), ______ shares of Common Stock, $.01 par value per share, of the Company, at a purchase price of $_____ per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

      1. Exercise.

            (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

            (b) The Registered Holder may, at its option, elect to pay some of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to subsection 1(c) below (the "Exercise Date") over the Purchase Price per share. If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date. The Fair Market Value per share of Common Stock shall be determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange, or the NASDAQ system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause
(ii)).

                  (ii) If the Common Stock is not listed on a national securities exchange, or the NASDAQ system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

            (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

      2. Adjustments.

            (a) Recapitalizations. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

            (b) Mergers, etc. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

            (c) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (d) Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

      3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

      4. Requirements for Transfer.

            (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), and registered or qualified under applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and applicable state securities laws.

            (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

            (c) (i) If a Registered Holder desires to transfer this Warrant or any Warrant Shares other than pursuant to subsection 4(b) above, such Registered Holder (the "Selling Holder") shall first deliver written notice of its desire to do so (the "Notice") to the Company and The NPD Group, Inc., a New York corporation ("NPD"), in the manner prescribed in Section 12 of this Warrant. The Notice must specify: (i) the name and address of the party to which the Selling Holder proposes to transfer this Warrant or any Warrant Shares (the "Offeror"),
(ii) the number of Warrants or Warrant Shares the Selling Holder proposes to transfer (the "Offered Securities"), (iii) the consideration per share to be delivered to the Selling Holder for the proposed transfer and (iv) all other material terms and conditions of the proposed transaction.

                  (ii) The Company shall have the first option to purchase all or any part of the Offered Securities for the consideration and on the terms and conditions specified in the Notice. The Company must exercise such option, no later than 15 days after such Notice is deemed under Section 12 hereof to have been delivered to it, by written notice to the Selling Holder.

                  (iii) In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Securities, the Secretary of the Company shall, by the last day of such period, give written notice of that fact to NPD (the "NPD Notice"). The NPD Notice shall specify the number of Offered Securities not purchased by the Company (the "Remaining Securities").

                  (iv) In the event the Company duly exercises its option to purchase all or part of the Offered Securities, the closing of such purchase shall take place at the offices of the Company on the later of (A) the date five days after the expiration of such 15-day period or (B) the date that NPD consummates its purchase of Offered Securities under subsection (vii) below.

                  (v) To the extent that the consideration proposed to be paid by the Offeror for the Offered Securities consists of property other than cash or a promissory note, the consideration required to be paid by the Company and/or NPD may consist of cash or property equal to the value of such property, as determined in good faith by agreement of the Selling Holder and the Company and/or NPD.

                  (vi) Notwithstanding anything to the contrary herein, neither the Company nor NPD shall have any right to purchase any of the Offered Securities hereunder unless the Company and/or NPD exercise their option or options to purchase all of the Offered Securities.

                  (vii) NPD shall have an option, exercisable for a period of 15 days from the date of delivery of the NPD Notice, to agree to purchase the Remaining Securities for the consideration per share and on the terms and conditions set forth in the Notice. Such option shall be exercised by delivery of written notice to the Secretary of the Company. The closing of the purchase of the Remaining Securities shall take place at the offices of the Company no later than five days after the expiration of such 15-day period.

                  (viii) If the Company and/or NPD do not exercise their options to purchase all of the Offered Securities within the periods described above (the "Option Period"), then all options of the Company and NPD to purchase the Offered Securities whether exercised or not, shall terminate, and the Selling Holder shall be entitled to transfer the Offered Securities to the Offeror for the consideration and on the terms and conditions set forth in the Notice. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period. If the Selling Holder wishes to sell, transfer or otherwise dispose of any of the Offered Securities at a price which differs from that set forth in the Notice or the NPD Notice, upon terms different from those previously offered to the Company and NPD, or more than 60 days after the expiration of the Option Period, as a condition precedent to such transaction, such Offered Securities must first be offered to the Company and NPD on the same terms and conditions as given the Offeror, and in accordance with the procedures and time periods set forth above.

            (d) The Registered Holder shall not transfer this Warrant or any Warrant Shares to any direct competitor of the Company listed on Exhibit II attached hereto. The Exhibit may be amended from time to time by the Board, a copy of any amendment of which shall be promptly provided to the Registered Holder by the Company.

            (e) Each certificate representing Warrant Shares shall bear legends substantially in the following form:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

            "The sale, transfer or other disposition of any of the shares represented by this certificate is subject to the right of first refusal of this Corporation and certain shareholders of this Corporation as set forth in the Common Stock Purchase Warrant issued by the Corporation to the holder hereof on November 5,1998. A copy of the Common Stock Purchase Warrant is available for inspection during normal business hours at the principal executive office of this Corporation."

      5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      6. Liquidating Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

      7. Notices of Record Date, etc. In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

      8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

      9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      11. Transfers, etc.

            (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

            (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit III hereto) at the principal office of the Company.

            (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      12. Registration Rights. The shares of Common Stock issuable upon exercise of the Warrants shall have the registration rights set forth in the Registration Rights Agreement dated November 5, 1998 among the Company and certain stockholders of the Company listed on the signature pages thereto.

      13. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office at 900 West Shore Road, Port Washington, New York 11050. If the Company should at any time change the location of its principal office to a place other than as set forth in the immediately preceding sentence, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

      14. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

      15. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

      16. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

      17. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware.

                                          MEDIA METRIX, INC.


                                          By:
                                              -------------------------------
                                              Name:  Tod Johnson
                                              Title: Chief Executive Officer

[Corporate Seal]

ATTEST:


---------------------------

                                                                       EXHIBIT I

                                  PURCHASE FORM

To:   Media Metrix, Inc.                          Dated:  ____________________

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. _____), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $_______________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

          |_|     $__________ in lawful money of the United States, and/or

          |_| the cancellation of such portion of the attached Warrant as is exercisable for a total of ________ Warrant Shares (using a Fair Market Value of $________ per share for purposes of this calculation).

                                  Signature:
                                            ------------------------------------

                                  Address:
                                            ------------------------------------

                                            ------------------------------------

                                                                      EXHIBIT II

                               LIST OF COMPETITORS

                      AC Nielsen
                      Ceridian
                      Nielsen Media Research, Inc.
                      Forrester Research
                      IntelliQuest
                      Odessey
                      Reuters
                      Site-Centric measurement systems-
                        (e.g. Internet Profiles Corporation)
                      Consumer-Centric measurement systems
                      (e.g. Net Ratings and PC Data)
                      International Data Corporation
                      Gartner Group
                      @Plan
                      United News
                      Media
                      VNU
                      WPP

                                                                     EXHIBIT III

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee              Address                 No. of Shares
----------------              -------                 -------------


Dated:                        Signature:
      ---------------------             ----------------------------------------

Dated:                        Witness:
      ---------------------           ------------------------------------------